UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 13, 2013

BG Medicine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-33827

(Commission File Number)

Delaware	04-3506204
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

880 Winter Street, Suite 210, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 890-1199

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 14, 2013, BG Medicine, Inc. (the “Company”) received written notice from the Staff of the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company had not regained compliance with the $50 million market value of listed securities requirement for continued listing on The NASDAQ Global Market, as set forth in NASDAQ Listing Rule 5450(b)(2)(A), prior to the expiration of the applicable grace period on November 11, 2013. As a result, the Company’s securities are subject to delisting from The NASDAQ Global Market unless the Company timely requests a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”).

The Company intends to timely request a hearing before the Panel, at which the Company may request a transfer to The NASDAQ Capital Market pursuant to an extension within which to complete its plan to evidence compliance with all applicable requirements for continued listing on that market. The requirements for continued listing on the Capital Market are generally lower than the requirements for The NASDAQ Global Market. In particular, the Company may evidence compliance with the Capital Market listing standards by demonstrating either $2.5 million in stockholders’ equity or a market value of listed securities of $35 million. The Company’s request for a hearing will stay any delisting or suspension action pending the issuance of a decision by the Panel following the hearing and the expiration of any extension granted by the Panel. However, there can be no assurance that the Panel will grant the Company’s request for continued listing.

The Staff’s determination follows the Company’s prior disclosure via a Current Report on Form 8-K filed on May 17, 2013, regarding the Company’s receipt of written notice from the Staff indicating that the Company’s market value of listed securities had closed below the $50 million market value of listed securities threshold for the preceding 30 business days and, in accordance with the Listing Rules, the Company had been provided a grace period, through November 11, 2013, to regain compliance with that requirement.

The Company remains subject to a grace period of 180 calendar days, or until March 24, 2014, to regain compliance with the $1.00 bid price requirement for continued listing on The NASDAQ Global Market, as set forth in NASDAQ Listing Rule 5450(a)(1). As previously disclosed via a Current Report on Form 8-K filed September 27, 2013, compliance with the bid price requirement can be achieved if the bid price for the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days during the 180-day period ending March 24, 2014. Alternatively, if upon expiration of the grace period on March 24, 2014, the Company is in compliance with the continued listing requirements for market value of publicly held shares and all other requirements for initial listing on The NASDAQ Capital Market other than the minimum bid price requirement, the Company could apply to transfer the listing of its common stock to The NASDAQ Capital Market and thereby receive an additional grace period to regain compliance with the $1.00 bid price requirement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 14, 2013, the Company announced the appointment of Stephen P. Hall as the Company’s Executive Vice President and Chief Financial Officer (as further described pursuant to subsection (c) of Item 5.02 below) and the resignation of Charles H. Abdalian, Jr. from those positions effective as of November 13, 2013. Subject to Mr. Abdalian’s execution of a general release and separation agreement with the Company, Mr. Abdalian will receive the severance pay set forth in his previously filed employment agreement. Mr. Abdalian has agreed to provide consulting services to the Company to assist with the transition to the new CFO.

(c) On November 14, 2013, the Company announced the appointment of Stephen P. Hall as the Company’s Executive Vice President and Chief Financial Officer to take effect on December 3, 2013. During the period from November 14, 2013 through December 2, 2013, Mr. Hall has agreed to provide consulting services to the Company. Since October 2012, Mr. Hall, age 62, has served as Vice President of Finance and Chief Accounting Officer of Stemline Therapeutics, Inc., a publicly held clinical stage biopharmaceutical company. Prior to joining Stemline full time, Mr. Hall acted as a consultant to Stemline since March 2012 on its accounting, finance, human resources and information technology matters. In addition, in 2007, Mr. Hall founded, and since that time has been the managing director of, Deimos Consulting, LLC, a strategic consulting firm specializing in the life sciences industry. Mr. Hall has also served as Senior Vice President, Chief Financial Officer, Chief Compliance Officer and Treasurer of Orthocon, Inc., a New York-based medical products company, from

October 2009 to October 2010. Prior to this, Mr. Hall served as Senior Vice President, Chief Financial Officer and Treasurer of Helicos BioSciences, a publicly held life sciences company, from May 2008 until August 2009. Mr. Hall previously served as Senior Vice President and Chief Financial Officer of TriPath Imaging, Inc., a publicly held cancer diagnostics company, from September 2001 to December 2006, when it was acquired by Becton, Dickinson and Company, at which time Mr. Hall continued to serve as Senior Advisor to Becton, Dickinson and Company from December 2006 to June 2007. Mr. Hall served as Chief Financial Officer of Colorado MEDtech, Inc. and President of the Imaging and Power System Division of Colorado MEDtech, Inc., a publicly held medical products and services company, from September 1999 until August 2001. From September 1990 to August 1993, he served as Chief Financial Officer for BioTechnica International, Inc., a publicly held agricultural products company. Mr. Hall spent four years with the accounting firm of Peat, Marwick, Mitchell & Co. He earned an A.B. degree from Harvard College and an MBA from the Stanford Graduate School of Business.

In connection with his appointment as Executive Vice President and Chief Financial Officer, Mr. Hall entered into an employment agreement with the Company, effective as of December 3, 2013, setting forth Mr. Hall’s compensation and certain other terms. Pursuant to his employment agreement, Mr. Hall will be paid an annual base salary of $290,000 and he will be eligible to receive an annual bonus of up to 40% of his annual base salary upon the achievement of certain corporate performance goals, which shall be set by the board of directors of the Company, and individual performance goals, which shall be set by the Company’s President and Chief Executive Officer. The employment agreement also provides that Mr. Hall will receive a stock option to purchase 150,000 shares of the Company’s common stock, to be granted at an exercise price equal to the closing price of the Company’s common stock on the NASDAQ Global Market on the date the grant is made. The stock option will have a ten-year term, vest over four years with 25% of the stock option vesting on the first anniversary of Mr. Hall’s start date and the remaining 75% of the stock option vesting in equal installments on a quarterly basis thereafter, and contains certain acceleration provisions in the event of a change of control of the Company. Mr. Hall’s employment agreement also provides that when the Company first achieves $15 million in net sales (the “Net Sales Milestone”) during a twelve-month period and again when the Company completes at least a $20 million non-dilutive financing (the “Financing Milestone”), the Company will grant Mr. Hall 115,000 restricted stock units of the Company. The restricted stock units will vest over four years with 25% vesting on the first anniversary of (i) the twelfth calendar month end that marked the achievement of the Net Sales Milestone and/or (ii) the completion of the Financing Milestone, as the case may be, and the remaining 75% vesting in equal installments on a quarterly basis thereafter, and will contain certain acceleration provisions in the event of a change of control of the Company. Mr. Hall’s employment agreement also provides that the Company will reimburse Mr. Hall for certain relocation expenses which include, among other things, (i) travel expenses incurred in commuting to the Company’s executive offices in Waltham, Massachusetts from his home in North Carolina for no more than the first year of his employment, (ii) costs of the rental of an apartment or use of a hotel in the Waltham, Massachusetts vicinity for no more than the first year of his employment, and (iii) costs associated with moving his family to the Boston area.

Mr. Hall’s employment agreement also provides that in the event that his employment is involuntarily terminated other than for cause, disability or death, he will be eligible to receive the following severance and other benefits: (a) the payment of cash severance equal to nine months of his then current annual base salary, which will be payable in periodic installments over that same period and (b) the payment equal to nine months of COBRA health insurance premiums at the Company’s then normal rate of contribution. In addition, Mr. Hall’s employment agreement provides that if his employment is involuntarily terminated within twelve months following the consummation of a change of control (as defined in Mr. Hall’s employment agreement) for reasons other than for cause, disability, or death, he will be eligible to receive the following severance and other benefits: (a) the payment of cash severance equal to nine months of his then current annual base salary, which will be payable over nine months, (b) the payment equal to nine months of COBRA health insurance premiums at the Company’s then normal rate of contribution, and (c) an additional twelve months acceleration of vesting of his then outstanding but unvested equity. As a condition of employment, Mr. Hall will enter into the Company’s form of non-competition and non-solicitation agreement. Receipt of his severance and other termination benefits is subject to the execution by Mr. Hall of a separation agreement and his compliance with his non-competition, confidentiality and intellectual property-related obligations to the Company.

On November 14, 2013, the Company issued a press release announcing Mr. Hall’s appointment as Executive Vice President and Chief Financial Officer, as described in this Item 5.02(c) of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated November 14, 2013 announcing appointment of Stephen P. Hall as Executive Vice President and Chief Financial Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG MEDICINE, INC.

Date: November 15, 2013	/s/ Paul Sohmer, M.D.
Paul Sohmer, M.D. President and Chief Executive Officer